Exhibit 10(eee)

SECOND AMENDMENT

TO

2007 INCENTIVE EQUITY PLAN

THIS SECOND AMENDMENT is made this 31 day of December, 2008, by Cliffs Natural Resources Inc. (the “Company”).

WITNESSETH:

WHEREAS, the Company, with the approval of the Company’s Board of Directors on March 13, 2007 and the approval of the Company’s shareholders on July 27, 2007, established the 2007 Incentive Equity Plan (the “Plan”) effective as of March 13, 2007; and

WHEREAS, it is the desire of the Company to amend such Plan in order to clarify certain provisions of the Plan in order to ensure compliance of such Plan with the requirements of Internal Revenue Code section 409A; and

WHEREAS, the Company has the power to amend the Plan;

NOW, THEREFORE, effective as of March 13, 2007, the Company hereby amends the Plan as follows:

(1) The last paragraph of Section 5.2(c) is hereby amended by the deletion of such last paragraph and the substitution in lieu thereof of a new last paragraph of Section 5.2(c) to read as follows:

“If the Exercise Price of a NQSO is paid by tendering Restricted Shares, then a portion of the Shares received upon the exercise equal in number to the number of tendered Restricted Shares will contain identical restrictions as the Restricted Shares so tendered. Except as otherwise provided by law and in the Committee’s sole discretion, required tax withholding may be paid only by cash or through a same day sale transaction.”

(2) The first sentence of Section 7.2 is hereby amended by the deletion of such first sentence and the substitution in lieu thereof of a new first sentence of Section 7.2 to read as follows:

“Stock Appreciation Rights may be granted in conjunction with, and at the same time as, all or part of any Stock Option granted under this Plan and will be subject to the following terms and conditions:”

(3) Section 11.2(c) is hereby amended by the deletion of such Section and the substitution in lieu thereof of a new Section 11.2(c) to read as follows:

“(c) subject to the restrictions of Internal Revenue Code section 409A, any other absence determined by the Committee in its discretion not to constitute a break in service.”

IN WITNESS WHEREOF, the Company has caused this Second Amendment to be executed this 31 day of December, 2008.

CLIFFS NATURAL RESOURCES INC.

By:	/s/ William A. Brake